Exhibit 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended December 31, 2014

NEW YORK, NY -- (Marketwired - February 05, 2015) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the first fiscal quarter ended December 31, 2014.

HIGHLIGHTS
Quarter ended December 31, 2014
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $   343.2
  Net assets                                                      $   210.9
  Net asset value per share                                       $   14.16
  Credit Facility (cost $135.5)                                   $   136.0

Yield on debt investments at quarter-end                                8.5%

Operating Results:
  Net investment income                                           $     5.5
  GAAP net investment income per share                            $    0.37
  Reversal of capital gain incentive fee accrued per share        $   (0.07)
  Core net investment income per share (1)                        $    0.30
  Distributions declared per share                                $    0.27

Portfolio Activity:
  Purchases of investments                                        $    47.0
  Sales and repayments of investments                             $    44.9

  Number of new portfolio companies invested                              8
  Number of existing portfolio companies invested                         5
  Number of portfolio companies                                          72

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the charges related to incentive fee on realized gains (including fees accrued under GAAP but not payable). The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 6, 2015

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, February 6, 2015 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 539-3612 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2244. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through February 20, 2015 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1817227.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2014, our portfolio totaled $343.2 million and consisted of $288.6 million of senior secured loans, $45.4 million of second lien secured debt and $9.2 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 95% variable-rate investments (including 92% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 5% fixed-rate investments. As of December 31, 2014, we had one non-accrual debt investment, representing 0.7% of our overall portfolio on a cost basis. Overall, the portfolio had net unrealized depreciation of $4.8 million. Our overall portfolio consisted of 72 companies with an average investment size of $4.8 million, had a weighted average yield on debt investments of 8.5%, and was invested 84% in senior secured loans, 13% in second lien secured debt and 3% in subordinated debt, preferred and common equity.

As of September 30, 2014, our portfolio totaled $348.4 million and consisted of $302.5 million of senior secured loans, $36.5 million of second lien secured debt and $9.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 95% variable-rate investments (including 92% with a LIBOR, or prime floor) and 5% fixed-rate investments. As of September 30, 2014, we had one non-accrual debt investment, representing 0.6% of our overall portfolio on a cost basis. Overall, the portfolio had net unrealized appreciation of $0.1 million. Our overall portfolio consisted of 72 companies with an average investment size of $4.8 million, had a weighted average yield on debt investments of 8.2%, and was invested 87% in senior secured loans, 10% in second lien secured debt and 3% in subordinated debt, preferred and common equity.

For the three months ended December 31, 2014, we invested $47.0 million in eight new and five existing portfolio companies with a weighted average yield on debt investments of 8.5%. Sales and repayments of investments for the three months ended December 31, 2014 totaled $44.9 million.

For the three months ended December 31, 2013, we invested $103.9 million in 17 new and 11 existing portfolio companies with a weighted average yield on debt investments of 7.7%. Sales and repayments of investments for the three months ended December 31, 2013 totaled $55.4 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2014 and 2013.

Investment Income

Investment income for the three months ended December 31, 2014 was $7.5 million and was attributable to $5.8 million from senior secured loans and $1.7 million from second lien secured debt and subordinated debt. This compares to investment income for the three months ended December 31, 2013, which was $6.8 million, and was attributable to $5.5 million from senior secured loans and $1.3 million from second lien secured debt and subordinated debt. The increase in investment income compared to the same period in the prior year is primarily due to a higher yielding portfolio.

Expenses

Expenses for the three months ended December 31, 2014 totaled $2.0 million. Base management fee for the same period totaled $0.9 million, incentive fee totaled $(0.3) million (including $(0.4) million on realized gains and $(0.6) million on unrealized gains accrued but not payable), our senior secured revolving credit facility, as amended, or the Credit Facility, expenses totaled $0.9 million, general and administrative expenses totaled $0.4 million and excise taxes were $0.1 million. This compares to expenses for the three months ended December 31, 2013, which totaled $3.6 million. Base management fee for the same period totaled $0.9 million, incentive fee totaled $0.7 million (including $0.4 million on realized gains and $0.2 million on unrealized gains accrued but not payable), Credit Facility expenses totaled $1.4 million (including $0.7 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.5 million and excise taxes were $0.1 million. The decrease in expenses compared to the same period in the prior year was primarily due to a reduction in the accrual of incentive fees on realized and unrealized gains on the portfolio and no Credit Facility amendment fees in the current period.

Net Investment Income

Net investment income totaled $5.5 million, or $0.37 per share, for the three months ended December 31, 2014, and $3.2 million, or $0.22 per share, for the three months ended December 31, 2013. Core net investment income, a non-GAAP financial measure, totaled $4.5 million and $4.5 million, or $0.30 and $0.30 per share, for the three months ended December 31, 2014 and 2013, respectively. The increase in net investment income compared to the same period in the prior year was due to a higher yielding portfolio, reduction in incentive fees on realized and unrealized gains on the portfolio and no amendment fees in the current period on our Credit Facility.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2014 totaled $44.9 million and realized losses totaled $0.2 million. Sales and repayments of investments totaled $55.4 million and realized gains totaled $0.6 million for the three months ended December 31, 2013. The decrease in realized gains compared to the same period in the prior year was driven by changes in market conditions of our investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended December 31, 2014 and 2013, we reported net unrealized (depreciation) appreciation on investments of $(4.9) million and $2.2 million, respectively. As of December 31, 2014 and September 30, 2014, net unrealized (depreciation) appreciation on investments totaled $(4.8) million and $0.1 million, respectively. The change in net unrealized depreciation compared to the same period in the prior year was the result of the overall variation in the leveraged finance markets.

For the three months ended December 31, 2014 and 2013, our Credit Facility had an unrealized appreciation of less than $0.1 million and zero, respectively. As of December 31, 2014 and September 30, 2014, net unrealized appreciation on our Credit Facility totaled $0.5 million and $0.5 million, respectively. The change in net unrealized appreciation compared to the same period in the prior year was due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $0.4 million, or $0.03 per share, for the three months ended December 31, 2014. This compares to a net change in net assets resulting from operations which totaled $6.1 million, or $0.41 per share, for the three months ended December 31, 2013. The decrease in the net change in net assets from operations compared to the same period in the prior year reflects the change in portfolio investment values during the reporting period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2014 and September 30, 2014, we had $135.5 million and $146.4 million of outstanding borrowings under the Credit Facility, respectively, and carried an interest rate of 2.18% and 2.16%, respectively, excluding the 0.375% undrawn commitment fee.

The annualized weighted average cost of debt for the three months ended December 31, 2014 and 2013, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 2.47% and 2.46%, respectively.

As of December 31, 2014 and September 30, 2014, we had $64.5 million and $53.6 million of unused borrowing capacity, respectively, subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

Our operating activities provided cash of $12.2 million for the three months ended December 31, 2014, and our financing activities used cash of $14.9 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily from net repayments under the Credit Facility.

Our operating activities used cash of $34.9 million for the three months ended December 31, 2013, and our financing activities provided cash of $35.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net draws under the Credit Facility.

RECENT DEVELOPMENTS

After quarter-end, Patriot National, Inc. priced and closed an initial public offering. Our proceeds of approximately $14 million resulted in about $0.09 per share of realized gain, an increase in NAV per share of about $0.06 and about $0.05 per share of other income. Additionally, subsequent to quarter-end, UniTek Global Services, Inc. restructured its debt, and is no longer on non-accrual status.

DISTRIBUTIONS

During the three months ended December 31, 2014 and 2013, we declared distributions of $0.27 and $0.27 per share, respectively, for total distributions of $4.0 million and $4.0 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                December 31,  September 30,
                                                    2014           2014
                                                (unaudited)
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost - $348,017,575 and $348,354,295,
   respectively)                               $ 343,194,642  $ 348,428,492
Cash equivalents                                  10,385,490     13,113,817
Interest receivable                                2,162,761      1,773,870
Receivable for investments sold                            -      9,001,938
Prepaid expenses and other assets                    502,728        556,359
                                               -------------  -------------
      Total assets                               356,245,621    372,874,476
                                               -------------  -------------
Liabilities
Distributions payable                              1,340,825      1,340,825
Payable for investments purchased                  4,900,000      3,162,000
Unfunded investments                                       -      2,705,882
Credit Facility payable (cost - $135,500,000
 and $146,400,000, respectively)                 136,008,125    146,949,000
Interest payable on Credit Facility                  283,642        284,906
Management fee payable                               883,370        914,978
Performance-based incentive fee payable              829,739      2,180,604
Accrued other expenses                             1,056,483        808,571
                                               -------------  -------------
      Total liabilities                          145,302,184    158,346,766
                                               -------------  -------------
Commitments and contingencies
Net assets
Common stock, 14,898,056 shares issued and
 outstanding.
  Par value $0.001 per share and 100,000,000
   shares authorized.                                 14,898         14,898
Paid-in capital in excess of par value           207,226,615    207,226,615
Undistributed net investment income                6,324,062      4,878,091
Accumulated net realized gain on investments       2,708,920      2,882,909
Net unrealized (depreciation) appreciation on
 investments                                      (4,822,933)        74,197
Net unrealized appreciation on Credit Facility      (508,125)      (549,000)
                                               -------------  -------------
      Total net assets                         $ 210,943,437  $ 214,527,710
                                               -------------  -------------
      Total liabilities and net assets         $ 356,245,621  $ 372,874,476
                                               -------------  -------------
Net asset value per share                      $       14.16  $       14.40
                                               =============  =============

            PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                                       Three Months Ended
                                                          December 31,
                                                   -------------------------
                                                       2014         2013
                                                   -----------  ------------
Investment income:
From non-controlled, non-affiliated investments:
    Interest                                       $ 7,448,774  $  6,754,247
    Other income                                        27,946        89,646
                                                   -----------  ------------
    Total investment income                          7,476,720     6,843,893
                                                   -----------  ------------
Expenses:
    Base management fee                                883,370       881,803
    Performance-based incentive fee                   (314,057)      683,150
    Interest and expenses on the Credit Facility       885,758       736,437
    Administrative services expenses                   226,000       201,000
    Other general and administrative expenses          217,203       290,640
                                                   -----------  ------------
    Expenses before excise tax and amendment costs   1,898,274     2,793,030
    Excise tax                                         110,000       110,000
    Credit Facility amendment costs                          -       712,930
                                                   -----------  ------------
    Total expenses                                   2,008,274     3,615,960
                                                   -----------  ------------
    Net investment income                            5,468,446     3,227,933
                                                   -----------  ------------
Realized and unrealized (loss) gain on investments
 and Credit Facility:
Net realized (loss) gain on non-controlled, non-
 affiliated investments                               (173,989)      594,057
Net change in unrealized (depreciation)
 appreciation on:
    Non-controlled, non-affiliated investments      (4,897,130)    2,234,791
    Credit Facility appreciation                        40,875             -
                                                   -----------  ------------
    Net change in unrealized (depreciation)
     appreciation on investments and Credit
     Facility                                       (4,856,255)    2,234,791
                                                   -----------  ------------
Net realized and unrealized (loss) gain from
 investments and Credit Facility                    (5,030,244)    2,828,848
                                                   -----------  ------------
Net increase in net assets resulting from
 operations                                        $   438,202  $  6,056,781
                                                   ===========  ============
Net increase in net assets resulting from
 operations per common share                       $      0.03  $       0.41
                                                   ===========  ============
Net investment income per common share             $      0.37  $       0.22
                                                   ===========  ============

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com